As filed with the Securities and Exchange Commission on August 18, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

GSI LUMONICS INC.

(Exact Name of Registrant as Specified in Its Charter)

New Brunswick, Canada	No. 98-0110412
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

39 Manning Road
Billerica, MA 01821
(978) 439-5511

(Address of Principal Executive Offices, Including Zip Code)

SECOND RESTATEMENT OF
GSI LUMONICS INC.
1995 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

Charles D. Winston
39 Manning Road
Billerica, MA 01821
(978) 439-5511

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered	Share (1)	Price (1)	Registration Fee
Second Restatement of 1995 Equity Incentive Plan, Common Stock (no par value)	2,000,000	$10.69	$21,380,000	$2,708.85

(1) Estimated pursuant to Rule 457(h) and (c) solely for the purpose of calculating the amount of registration fee based on the average high and low prices reported by Nasdaq on August 13, 2004.

This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 (No. 333-43080) relating to the registrant’s 1995 Equity Incentive Plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statement are hereby incorporated by reference.

Part II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
Exhibit Index
EX-4.1 SECOND RESTATEMENT OF 1995 EQUITY INCENTIVE PLAN
EX-5.1 OPINION OF STEWART MCKELVEY STIRLING SCALES
EX-23.1 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS
EX-23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents are incorporated in this registration statement by reference:

(a)	the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2003;

(b)	the registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended April 2, 2004 and July 2, 2004;

(c)	the registrant’s Current Reports on Form 8-K and Form 8-K/A filed on January 6, 2004, February 26, 2004, April 13, 2004, April 14, 2004, April 29, 2004, May 17, 2004, June 8, 2004, July 13, 2004, July 28, 2004, August 3, 2004 and August 4, 2004; and

(d)	the description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A12G filed on April 2, 1999.

     In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8. Exhibits

Exhibit
Number	Description
4.1	Second Restatement of GSI Lumonics Inc. 1995 Equity Incentive Plan

5.1	Opinion of Stewart McKelvey Stirling Scales

23.1	Consent of Independent Chartered Accountants

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Stewart McKelvey Stirling Scales (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Billerica, Massachusetts, on August 18, 2004.

GSI LUMONICS INC.

By:	/s/ CHARLES D. WINSTON

Charles D. Winston
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles D. Winston and Thomas R. Swain, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ CHARLES D. WINSTON	Director, President and Chief	August 18, 2004
Executive Officer (Principal
Charles D. Winston	Executive Officer)

/s/ THOMAS R. SWAIN	Vice President, Finance and Chief	August 18, 2004
Financial Officer (Principal
Thomas R. Swain	Financial Officer)

Director

Richard B. Black

/S/ PAUL F. FERRARI	Chairman of the Board of Directors	August 18, 2004

Paul F. Ferrari

Director

Phillip A. Griffiths

SIGNATURE	TITLE	DATE
/s/ BYRON O. POND	Director	August 17, 2004

Byron O. Pond

/s/ BENJAMIN J. VIRGILIO	Director	August 16, 2004

Benjamin J. Virgilio

Exhibit Index

Exhibit
Number	Description
4.1	Second Restatement of GSI Lumonics Inc. 1995 Equity Incentive Plan

5.1	Opinion of Stewart McKelvey Stirling Scales

23.1	Consent of Independent Chartered Accountants

23.2	Consent of Independent Registered Public Accounting Firm

23.3	Consent of Stewart McKelvey Stirling Scales (included in opinion filed as Exhibit 5.1)

24.1	Power of Attorney (included on signature page)